AMENDED AND RESTATED
BYLAWS
OF
RADIO ONE, INC.
(as of August 7, 2009)

ARTICLE I - OFFICES
-------------------

          Section 1. Registered Office. The registered office in the State of Delaware shall be 2711 Centerville Road, Wilmington, Delaware 19808. The name of the corporation's registered agent at such address shall be Corporation Service Company. The registered office or registered agent of the corporation may be changed from time to time by action of the board of directors on the filing of a certificate or certificates as required by law.

          Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II - MEETINGS OF STOCKHOLDERS
-------------------------------------

          Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year prior to or on December 31st of any given calendar year. At such meeting, the stockholders entitled to vote in accordance with the corporation’s certificate of incorporation shall elect the directors of the corporation and conduct such other business as may properly come before the meeting. The time and place of the annual meeting shall be determined by the board of directors. Special meetings of the stockholders may be called by the president or the chairman of the board for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Such meetings shall be called by the secretary if directed by the board of directors.

          Section 2. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chairman of the board, the chief executive officer, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid and addressed to the stockholder at his or her address as it appears on the records of the corporation.

          Section 3. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least l0 days before every meeting of the stockholders, a complete list arranged in alphabetical order of the stockholders entitled to vote at such meeting, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least l0 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 4. Quorum. The presence of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a matter to be acted upon at a meeting of the stockholders shall constitute a quorum for the purposes of consideration and action on the matter, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereat shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder, provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

          Section 5. Vote Required. When a quorum is present or represented by proxy at any meeting, the vote of a majority of the votes cast by all stockholders entitled to vote and, if any stockholders are entitled to vote as a class, except as otherwise provided in these bylaws, the vote of a majority of the votes cast by the stockholders entitled to vote as a class, whether such stockholders are present in person or represented by proxy at the meeting, shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable statute or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 6. Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of ARTICLE VI hereof, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

          Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          Section 8. Advance Notice. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before a meeting, business must be:  (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a stockholder who (i) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this section (including all subsections) and at the time of the meeting, (ii) is entitled to vote at the meeting, and (iii) has complied with this section (including all subsections) as to such business. For business to be properly brought before a meeting by a stockholder, the stockholder must comply with all rules and regulations of this Section 8 and its related subsections. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the board of directors, this section shall set forth the exclusive means for a stockholder to propose business to be brought before a meeting of the stockholders. The corporation may require any stockholder to provide reasonable evidence of his/her stock ownership so as to determine compliance with the requirements of this ARTICLE and each of its sections and subsections.

          Subsection 8.1. Timeliness of Advance Notice for Annual Meeting. To be timely for notice for an annual meeting, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business one hundred and twenty (120) days nor earlier than the close of business one hundred and fifty (150) days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed to a date more than thirty (30) days past the fourth Wednesday in May of the relevant year, the stockholder notice to be considered timely must be received at the principal executive offices of the corporation not later than the close of business one hundred and twenty (120) days prior to such annual meeting nor earlier than the close of business one hundred and fifty (150) days prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the fifteenth (15th) business day following the day on which public announcement of the date of such meeting is first made by the corporation.  The above timing provisions of this subsection 8.1 shall not prejudice the rights of any stockholder with respect to any business to be brought forth at the 2009 annual meeting; provided, however, notwithstanding the foregoing, any such stockholder proposing any business, including any nomination, at the 2009 annual meeting shall still be obligated to provide the information provided for in subsections 8.2 and 8.3 hereof to the secretary of the corporation with respect to any business to be proposed at the 2009 annual not later than 45 days prior to such meeting or such business shall be deemed not properly brought before the meeting.  If public notice has been given for any meeting, any rescheduling of such meeting by the board of directors shall not reopen the notice process in any manner nor reset the corresponding notice deadlines for any rescheduled date of such meeting and the notice requirements and notice deadlines for the originally scheduled meeting date shall govern the notice requirements and notice deadlines for the rescheduled date of any such meeting.

          Subsection 8.2. Content Requirement of Advance Notice for Annual Meeting. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:  (A) a reasonably detailed description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment, (B) the name and address, as they appear on the corporation’s books, of the stockholder and any beneficial owner on whose behalf the proposal is made proposing such business, (C) the class and number of shares of the corporation which are beneficially owned by the stockholder and any beneficial owner on whose behalf the proposal is made, (D) any material interest of the stockholder and any beneficial owner on whose behalf the proposal is made in such business, (E) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and an affirmation each nominee will appear in person at the meeting to propose and discuss such business or nomination, and (F) a representation that the stockholder or the beneficial owner, if any, is part of a group which will deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and evidence of such delivery after it has occurred or been initiated.  For clarification, a nominee’s physical attendance at any meeting at which they intend to stand for election and may be elected to the board of directors is required.

          Subsection 8.3. Advance Notice of Nominations. Nominations for the board of directors are considered “business” for the purposes of any annual or other meeting of stockholders and may be made only (i) by or at the direction of the board of directors; or (ii) at an annual or special meeting of stockholders (but only if the election of directors is a matter expressly specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with the express provisions of these bylaws) by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with each of the notice procedures and requirements set forth in this Section 8 and its related subsections. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the board of directors at an annual meeting or special meeting.  In addition to the requirements of Sections 8.1 and 8.2, nominations must meet the following additional requirements. Each stockholder’s notice shall set forth in detail as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director:  (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) relevant industry and pubic company board experience of such person; (D) the class and number of shares of the corporation which are beneficially owned by such person; (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; (F) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected.); and (G) all information (i) as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation in accordance with the requirements of the NASDAQ or (ii) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee. Inclusion of “elections,” of any kind, in business to be conducted according to the company’s proxy statement does not include the nomination process for those elections and no nominations other than those already included in that proxy statement or properly brought pursuant to this Section 8 will be allowed.

          Section 8.4. Rule 14a-8 Disclaimer. A stockholder seeking to nominate directors or propose business at a meeting must comply with each of the subsections and provisions of this Section 8. In addition, a stockholder seeking to include nominations or other business in a proxy statement prepared by the company must also separately comply with Rule 14a-8 of the Securities Exchange Act of 1934.

          Section 8.5. Compliance with Advance Notice. Notwithstanding anything in these bylaws to the contrary, no nominations, elections or other business other than that included in the corporate proxy statement or properly brought before the meeting by or at the direction of the board of directors shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 8.  The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 8, and, if he or she should so determine, such chairman shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

          Section 8.6. Special Meetings. Only the President or Chairman of the Board may determine what business, including elections and nominations, will be conducted at a special meeting.

ARTICLE III - DIRECTORS
-----------------------

          Section 1. Number, Election and Term of Office. The number of directors shall be no fewer than 5 nor more than 11, as determined from time to time by resolution of the board or as otherwise provided in the certificate of incorporation of the corporation. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 3 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

          Section 2. Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the vote of a majority of the votes cast by all stockholders entitled to vote at an election of directors, except that the Class A Directors may be removed only by the vote of the holders of a majority of the shares of Class A Common Stock, and except as otherwise provided by statute. Any director may resign at any time upon written notice to the corporation.

          Section 3. Vacancies. Except as otherwise provided by the certificate of incorporation of the Corporation or any amendments thereto, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the holders of the Corporation's outstanding stock entitled to vote thereon or by a majority vote of the board of directors. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

          Section 4. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders.

          Section 5. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer or the president on at least 24 hours notice to each director, either personally, by telephone, by mail, or by telegraph; in like manner and on like notice the secretary must call a special meeting on the written request of a majority of directors; in like manner on like notice, the secretary must call a special meeting on the written request of Investors holding a majority of the outstanding Preferred Shares (as defined in the PSA); provided that any such request made by such Investors must be called in good faith for a reasonable business purpose.

          Section 6. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 7. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees. Each committee shall consist of one or more of the directors of the corporation, which, to the extent provided in such resolution and not otherwise limited by statute, shall have and may exercise the powers of the board of directors in the management and affairs of the corporation including without limitation the power to declare a dividend and to authorize the issuance of stock. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the directors when required.

          Section 8. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 7 of this ARTICLE III, of such committee is/are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

          Section 9. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

          Section 10. Action by Written Consent. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

ARTICLE IV - OFFICERS
---------------------

          Section 1. Number. The officers of the corporation shall be elected by the board of directors and shall consist of a chairman of the board (if the board of directors so deems advisable and elects), a president (who shall perform the functions of the chairman of the board if none be elected), one or more vice-presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except the offices of president and secretary.

          Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until the next annual meeting of the board of directors and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

          Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

          Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of the fact that he or she is also a director of the corporation.

          Section 6. Chairman of the Board. The chairman shall preside at all meetings of the board of directors and all meetings of the stockholders and shall have such other powers and perform such duties as may from time to time be assigned to him by the board of directors.

          Section 7. The Chief Executive Officer. The chief executive officer of the corporation shall have such powers and perform such duties as are specified in these bylaws and as may from time to time be assigned to him by the board of directors.

          The chief executive officer shall have overall management of the business of the corporation and its subsidiaries and shall see that all orders and resolutions of the boards of directors of the corporation and its subsidiaries are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chief executive officer shall have general powers of supervision and shall be the final arbitrator of all differences among officers of the corporation and its subsidiaries, and such decision as to any matter affecting the corporation and its subsidiaries subject only to the boards of directors.

          Section 8. The President. The president shall have such powers and perform such duties as are specified in these bylaws and as may from time to time be assigned to him by the board of directors. The president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have general powers of supervision and shall be the final arbitrator of all differences between officers of the corporation, and such decision as to any matter affecting the corporation subject only to the board of directors.

          Section 9. Vice Presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may, from time to time, determine or these bylaws may prescribe.

          Section 10. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors; perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be; shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          Section 11. The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          Section 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

ARTICLE V - INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
-------------------------------------------------------------

          Section 1. Right to Indemnification. Each person who was or is made party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide for broader indemnification rights than permitted as of the date of these bylaws), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 2 of this ARTICLE V with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section 1 of this ARTICLE V shall be a contract right and shall include the obligation of the corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advance of expenses"); provided, however, that if and to the extent that the board of directors of the corporation requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

          Section 2. Procedure for Indemnification. Any indemnification of a director or officer of the corporation or advance of expenses under Section 1 of this ARTICLE V shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days) upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE V is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this ARTICLE V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this ARTICLE V, if any, has been tendered to the corporation) that he claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 1 of this ARTICLE V shall be the same procedure set forth in this Section 2 for directors or officers, unless otherwise set forth in the action of the board of directors of the corporation providing for indemnification for such employee or agent.

          Section 3. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

          Section 4. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the corporation (hereinafter a "subsidiary" for purposes of this ARTICLE V) shall be conclusively presumed to be serving in such capacity at the request of the corporation.

          Section 5. Reliance. Persons who after the date of the adoption of these bylaws become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE V in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE V shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

          Section 6. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE V shall not be exclusive of any other right which any person may have or hereafter acquire under these bylaws or the corporation's certificate of incorporation or under any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 7. Merger or Consolidation. For purposes of this ARTICLE V, references to "the corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed into the corporation in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VI - CERTIFICATES OF STOCK
----------------------------------

          Section 1. Form. Subject to ARTICLE X of the certificate of incorporation, every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president, and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him or her in the corporation. Where a certificate is signed (l) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such president, vice-president, secretary, or assistant secretary may be facsimile. In case any officer or officers have signed a certificate or certificates, or whose facsimile signature or signatures have been used on certificate or certificates, shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used on such certificate or certificates had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued in replacement until the former certificate for a like number of shares shall have been surrendered or canceled, except as otherwise provided in Section 2 with respect to lost, stolen or destroyed certificates.

          Section 2. Lost Certificates. Subject to ARTICLE X of the certificate of incorporation, the board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 3. Fixing a Record Date. The board of directors may fix in advance a record date for the determination of stockholders entitled to notice of, and to vote at, any meeting of stockholders and any adjournment thereof; stockholders entitled to consent to corporate action in writing without a meeting; stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or entitled to exercise any rights in respect to any change, conversion or exchange of stock; or, for the purpose of any other lawful action, which record date may not precede the date on which the resolution fixing such record date is adopted by the board of directors. The record date for the determination of stockholders entitled to notice of, and to vote at, a meeting of stockholders shall not be more than 60 days nor less than 10 days before the date of such meeting. The record date for the determination of stockholders entitled to consent to corporate action in writing without a meeting shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for the determination of stockholders with respect to any other action shall not be more than 60 days before the date of such action. If no record date is fixed: the record date for determining stockholders entitled to notice of, and to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to consent to corporate action in writing without a meeting when no prior action by the board of directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and, the record date for determining stockholders with respect to any other action shall be the close of business on the day on which the board of directors adopts the resolution relating thereto.

ARTICLE VII - GENERAL PROVISIONS
--------------------------------

          Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, equalize dividends, repair or maintain any property of the corporation, or for any other purpose, and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

          Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          Section 4. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

          Section 5.  Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

          Section 6. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 7. Voting Securities Owned by Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president or the vice president, unless the board of directors specifically confers authority to vote with respect thereto upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

          Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand upon oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

          Section 9. Section  Headings.  Section  headings in these bylaws are for  convenience of reference only and shall note given any substantive effect in limiting or otherwise construing any provision herein.

          Section 10. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the Delaware General Corporation Law or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII - AMENDMENTS
-------------------------

          These bylaws may be amended, altered or repealed and new bylaws adopted at any meeting of the board of directors by a majority vote, provided that the affirmative vote of the holders of a majority of the shares of common stock of the corporation then entitled to vote and of any series or class of preferred stock then outstanding shall be required to adopt any provision inconsistent with, or to amend or repeal any provision of, Section 1 or 3 of ARTICLE III or this ARTICLE VIII. The fact that the power to adopt, amend, alter or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.